UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM S-1/A

AMENDMENT NO. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

Pacific Sports Exchange Inc.
(Exact name of registrant as specified in its charter)

Delaware	5941	83-1189007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25188 Marion Ave, Unit B108

Punta Gorda, FL 33950

877-571-5562

www.pacificsportsexchange.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Timothy Conte

President

25188 Marion Ave, Unit B108

Punta Gorda, FL 33950

 877-571-5562

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:
Robert J. Burnett, Esq. Parsons/Burnett/Bjordahl/Hume, LLP 159 S. Lincoln Street, Suite 225 Spokane, WA 99201 509-252-5066

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock(3)	7,500,000	$0.02	$150,000	$18.18
Common Stock(4)	3,100,000	$0.02	$62,000	$7.52

Total	10,600,000		$212,000	$25.70	(5)

(1)

The offering price has been arbitrarily determined by our company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	Newly issued shares of common stock to be registered as part of a Primary Offering (as hereinafter defined).

(4)	Shares of common stock currently issued and outstanding to be sold by certain Selling Security Holders (as hereinafter defined) as part of a Secondary Offering (as hereinafter defined).

(5)	Previously paid.

_______________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 (Registration No. 333-230690) of Pacific Sports Exchange, Inc. (the “Form S-1”) is being filed solely for the purpose of filing Exhibits 3.1 and 3.2 (never previously filed). Other than the addition of such Exhibits and corresponding changes to the exhibit index and signature page in Part II of the Form S-1, the remainder of the Form S-1 is unchanged from Amendment No. 4 to the Form S-1 as filed on September 16, 2019. Accordingly, the prospectus that forms a part of the Form S-1 is not reproduced in this Amendment No. 5.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than placement agency fees payable by the Registrant relating to the sale of common stock being registered hereby. All amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$25
Printing and transfer agent fees	2,000
Accounting fees and expenses	12,000
Legal fees and expenses	15,000
Miscellaneous	975
Total	$30,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

On the completion of this offering, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation will include provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant will provide that:

•

The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

II-2

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (Securities Act).

RECENT SALES OF UNREGISTERED SECURITIES

On January 15, 2019, our Company issued to thirteen (13) unaffiliated investors an aggregate of 2,900,000 shares of common stock for $29,000. The securities were issued to the unaffiliated investors pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of the Securities and Exchange Commission. Prior to the sale, the investors had a personal or business relationship to the directors of the Company, and the purchasers were deemed to be sophisticated investors with sufficient assets and understanding of the risks of investments to make an informed decision regarding the purchase of our company’s stock.

On January 15, 2019, our Company issued to one (1) affiliated investor 200,000 shares of common stock for $2,000. The securities were issued to an affiliated investor pursuant to the exemptions provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder. The purchaser is the daughter of our President and the purchaser is deemed to be a sophisticated investor with sufficient assets and understanding of the risks of investments to make an informed decision regarding the purchase of our Company’s stock.

II-3

EXHIBITS

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC.

Exhibit Number	Exhibit Description
(3)	(i) Articles of Incorporation; (ii) Bylaws
3.1*	Articles of Incorporation
3.2*	By-Laws
(5)	Opinion re legality
5.1	Opinion re: Legality, incorporated by reference to our Registration Statement on Form S-1/A filed on July 2, 2019
(10)	Material Contracts
10.1+	Form of Indemnification Agreement, incorporated by reference to our Registration Statement on Form S-1 filed on April 2, 2019
10.2	Form of Subscription Agreement, incorporated by reference to our Registration Statement on Form S-1/A filed on July 2, 2019
(23)	Consents of experts and counsel
23.1	Consent of Pinnacle Accountancy Group of Utah, incorporated by reference to our Registration Statement on Form S-1/A filed on September 16, 2019
23.2	Consent of Parsons/Burnett/Bjordahl/Hume, LLP (to be included in Exhibit 5.1), incorporated by reference to our Registration Statement on Form S-1/A filed on July 2, 2019

__________

* Filed herewith.

+ Indicates exhibits that constitute management contracts or compensatory plans or arrangements.

II-4

Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Punta Gorda, Florida, on September 30 , 2019.

Pacific Sports Exchange Inc.

By:	/s/ Timothy Conte
Name:	Timothy Conte
Title:	President, Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Timothy Conte	President, Chief Executive Officer, Chief Financial Officer and Director	September 30 , 2019
Timothy Conte	(Principal Executive Officer)

/s/ Jennifer Whitesides	Secretary, Treasurer and Director	September 30 , 2019
Jennifer Whiteside	(Principal Financial Officer and Principal Accounting Officer)

II-6